Filed Pursuant to Rule 424(b)(3)
Registration No. 333-104577

Product Supplement No. IB-1 (to the Prospectus dated May 28, 2003 and the Prospectus Supplement dated May 28, 2003)

CANADIAN IMPERIAL BANK OF COMMERCE

Principal Protected Notes (Based on the Value of a Basket of Equity Indices)

We may offer and sell from time to time principal protected notes, the return on which is based on a basket consisting of one or more equity indices, each of which we refer to as an Underlying Index and all of which collectively we refer to as the Underlying Indices.  This Product Supplement No. IB-1 describes terms that will apply generally to the principal protected notes linked to a basket of equity indices, and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate terms and highlights summary or pricing supplement, as the case may be, will describe terms that apply specifically to the Notes, including any changes to the terms specified below.  We refer to such terms and highlights summaries and pricing supplements generally as Terms Supplements.  If the terms described in the relevant Terms Supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the relevant Terms Supplement will control.  Information regarding the Underlying Indices comprising the Index Basket in connection with the Notes described in a Terms Supplement will be provided in an Index Supplement which will supplement such Terms Supplement and this Product Supplement No. IB-1.

•                  On the Maturity Date, we will pay you the full principal amount of your Notes plus the Basket Return Payment, if any (plus the final Coupon Payment, if applicable). The Notes are principal protected which means that the Basket Return Payment may not be less than zero and you will receive at least the full principal amount of your Notes at maturity.  Certain Notes may be subject to redemption prior to the Stated Maturity Date as more fully described herein.

•                  If applicable (as specified in the relevant Terms Supplement), the Target Redemption Date will be the first Possible Target Redemption Date, if any, on which the Cumulative Basket Return associated with such Possible Target Redemption Date equals or exceeds the Target Growth Rate applicable to such Possible Target Redemption Date.

•                  The Possible Target Redemption Date(s) (if applicable), the Target Growth Rate(s) (if applicable) and the Target Growth Determination Date(s) (if applicable) will be specified in the relevant Terms Supplement.  Each Possible Target Redemption Date will be the third business day following the applicable Target Growth Determination Date.

•                  If applicable, the Cumulative Basket Return for each Possible Target Redemption Date will be determined on the Target Growth Determination Date associated with such Possible Target Redemption Date, and will equal:

(Closing Basket Value-Initial Basket Value)

Initial Basket Value

•                  The Notes may pay interest in the form of Coupon Payments, as specified in the relevant Terms Supplement.

•                  Unless otherwise specified in the relevant Terms Supplement, the Basket Return Payment will be determined as follows:

If the Maturity Date is on a Target Redemption Date (prior to the Stated Maturity Date), the Basket Return Payment, per $1,000 principal amount of the Notes, will equal:

$1,000 x Target Growth Rate applicable to such Target Redemption Date.

Otherwise, if the Maturity Date is the Stated Maturity Date, then the Basket Return Payment, per $1,000 principal amount of Notes, will equal the greater of $0 and the amount determined by the following formula:

Upside Participation Rate	×	$1,000	×	Average Basket Value – y Initial Basket Value

If the relevant Terms Supplement specifies a Strike Basket Value, then y = Strike Basket Value; if the relevant Terms Supplement does not specify a Strike Basket Value, then

y = Initial Basket Value.

•                  The Initial Basket Value and the Strike Basket Value (if applicable) will be specified in the relevant Terms Supplement.

•                  The Average Basket Value will be the arithmetic average of the Closing Basket Values (as determined by the calculation agent on each Determination Date).  In the event there is only one Determination Date, the Average Basket Value will be the Final Basket Value.

•                  The Closing Basket Value for each Determination Date and each Target Growth Determination Date (if applicable) will be the sum of the Closing Index Ratios for each of the Underlying Indices (as calculated by the calculation agent) on such Determination Date or Target Growth Determination Date.

•                  The Closing Index Ratio for each of the Underlying Indices for each Determination Date and for each Target Growth Determination Date (if applicable) will be determined by the calculation agent by the following formula:

Initial Basket Value x   Closing Index Value                 x Index Weight

Initial Index Value

•                  The Closing Index Value for each Underlying Index will be the official closing value of such Underlying Index (as determined by the calculation agent) on any Trading Day, or any successor index published by such Underlying Index’s sponsor on that Trading Day.

•                  The Initial Index Value for each Underlying Index will be the Closing Index Value for such Underlying Index (as determined by the calculation agent) on the Pricing Date.

•                  The Determination Date(s) will be specified in the relevant Terms Supplement.

•                  The Final Basket Value will be the Closing Basket Value (as determined by the calculation agent) on the final Determination Date.

•                  The Notes will be our direct, unsecured and unsubordinated contractual obligations and will constitute deposit liabilities which will rank equally in right of payment with all of our deposit liabilities, except for obligations preferred by mandatory provisions of law.

•                  For important information about tax consequences, see “Supplemental U.S. Federal Income Tax Consequences” beginning on page PS-19.

Your investment in the Notes involves risks. Please read “Risk Factors” beginning on page PS-9 of this Product Supplement No. IB-1 and beginning on page S-2 of the accompanying prospectus supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Product Supplement No. IB-1 and the accompanying prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The Notes will not be insured by the Canada Deposit Insurance Corporation or by the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality.

The date of this Product Supplement No. IB-1 is May 17, 2006

PRODUCT SUPPLEMENT SUMMARY

The following summary answers some questions that you might have regarding the Notes in general terms only. It does not contain all of the information that may be important to you. You should read the summary together with the more detailed information contained in the rest of this Product Supplement No. IB-1 and in the accompanying prospectus and prospectus supplement. A separate Terms Supplement will describe the terms that apply specifically to the Notes, including any changes to the terms specified below. You should carefully consider, among other things, the matters set forth in “Risk Factors” in this Product Supplement No. IB-1. In addition, we urge you to consult with your investment, legal, accounting, tax and other advisors with respect to any investment in the Notes. Unless otherwise indicated, all references to currency in this Product Supplement No. IB-1 or the relevant Terms Supplement are to U.S. dollars. Underlying Index values will be quoted in the currency or unit of such Underlying Index. Unless otherwise indicated in the relevant Terms Supplement, the Notes will be issued in, and all payments under the Notes will be made in, U.S. dollars. Please note that references to “CIBC,” “we,” “our,” and “us” refer only to Canadian Imperial Bank of Commerce and not to its consolidated subsidiaries.

Key Terms

Issuer:	Canadian Imperial Bank of Commerce

Index Basket:	The return on the Notes at maturity will be linked to the performance of the Underlying Indices (each an “Underlying Index”) as described herein.

Underlying Indices:

The relevant Underlying Index or Underlying Indices whose Closing Index Ratios will be calculated for purposes of determining the Closing Basket Value on each Determination Date and each Target Growth Determination Date, their Index Weights and their Initial Index Values will be as specified in the relevant Terms Supplement. The relevant Underlying Index or Underlying Indices may include, but are not limited to, the S&P 500® Index, the Dow Jones EURO STOXX 50® Index, the Nikkei 225 Index, the Dow Jones Industrial AverageSM, the Nasdaq-100 Index®, the S&P/TSX 60 Index, the FTSETM 100 Index and the Hang Seng Index.[1]

Additional disclosure regarding the Underlying Indices comprising the Index Basket for specific Notes will be provided in an Index Supplement related to the relevant Terms Supplement.

Payment on Maturity Date:

On the Maturity Date, you will receive the full principal amount of your Notes plus the Basket Return Payment, if any (plus the final Coupon Payment, if applicable) as specified in the relevant Terms Supplement.

Maturity Date:	The earlier of (i) the Stated Maturity Date and (ii) the Target Redemption Date, if applicable.

Stated Maturity Date:	As specified in the relevant Terms Supplement.

Target Redemption Date:

If applicable (as specified in the relevant Terms Supplement), the first Possible Target Redemption Date, if any, on which the Cumulative Basket Return associated with such Possible Target Redemption Date equals or exceeds the Target Growth Rate applicable to such Possible Target Redemption Date (as specified in the relevant Terms Supplement).

Possible Target Redemption Date(s):	If applicable, as specified in the relevant Terms Supplement. Each Possible Target Redemption Date will be the third business day following the applicable Target Growth Determination Date.

Target Growth Rate(s):	If applicable, as specified in the relevant Terms Supplement.

1 “S&P®”, “Standard & Poor’s®”, “S&P 500®” and “S&P/TSX 60 Index” are trademarks of The McGraw-Hill Companies, Inc.  “TSX” is a trademark owned by TSX Inc.  “Dow Jones EURO STOXX®” and “STOXX®” are trademarks of STOXX Limited. “Nikkei” and “Nikkei 225” are trademarks of Nihon Keizai Shimbun, Inc.   “FTSETM”, “FT-SETM” and “FootsieTM” are trademarks jointly owned by the London Stock Exchange Plc and the Financial Times Limited and are used by FTSE International Limited under license. “NASDAQ®”, “NASDAQ-100®”, and “NASDAQ-100 Index®” are trademarks of The Nasdaq Stock Market, Inc.  “Dow Jones,” “Dow Jones Industrial AverageSM,” and “DJIASM” are service marks of Dow Jones & Company, Inc. “Hang Seng Index” is a trademark of Hang Seng Data Services Limited (the Hang Seng Index is compiled by HSI Services Limited through a license). The Notes will not be sponsored, endorsed, sold or promoted by Standard & Poor’s, STOXX Limited, Nihon Keizai Shimbun, Inc., TSX Inc., the London Stock Exchange Plc, the Financial Times Limited, FTSE International Limited, The Nasdaq Stock Market, Inc., Dow Jones & Company, Inc. or Hang Seng Data Services Limited (or HSI Services Limited). Standard & Poor’s, STOXX Limited, Nihon Keizai Shimbun, Inc., TSX Inc., the London Stock Exchange Plc, the Financial Times Limited, FTSE International Limited, The Nasdaq Stock Market, Inc., Dow Jones & Company, Inc. and Hang Seng Data Services Limited (and HSI Services Limited) make no representation regarding the advisability of investing in the Notes.

Target Growth Determination Date(s):	If applicable, as specified in the relevant Terms Supplement. The Target Growth Determination Date(s) will be subject to adjustment as described below under “Determination Date(s).”

Cumulative Basket Return:

If applicable, the Cumulative Basket Return for each Possible Target Redemption Date will be determined on the Target Growth Determination Date associated with such Possible Target Redemption Date, and will equal:

(Closing Basket Value-Initial Basket Value) Initial Basket Value

In the event there is only one Underlying Index in the Index Basket, the Cumulative Basket Return, if applicable, will be referred to in the relevant Terms Supplement as the “Cumulative Index Return.”

Notice of Redemption:

We will promptly announce any Target Redemption Date by issuing a press release. In addition, prompt notice thereof will be given to The Depository Trust Company with a request to promptly forward such notice to beneficial holders of the Notes.

Coupon Payments:	To the extent specified in the relevant Terms Supplement, we will pay interest on the Notes in the form of Coupon Payments payable on each Coupon Payment Date at the relevant Coupon Rate.

Coupon Payment Dates:	As may be specified in the relevant Terms Supplement.

Coupon Rate:	As may be specified in the relevant Terms Supplement.

Basket Return Payment:	If the Maturity Date is on a Target Redemption Date (prior to the Stated Maturity Date), the Basket Return Payment, per $1,000 principal amount of the Notes, will equal:

$1,000 x Target Growth Rate applicable to such Target Redemption Date.

Otherwise, if the Maturity Date is the Stated Maturity Date:

(1) if the relevant Terms Supplement specifies a Strike Basket Value, then the Basket Return Payment, per $1,000 principal amount of Notes, will equal the greater of:

×
(a)	$0; and
(b)	Upside Participation Rate	$1,000	×	Average Basket Value – Strike Basket Value
Initial Basket Value

(2) if the relevant Terms Supplement does not specify a Strike Basket Value, then the Basket Return Payment, per $1,000 principal amount of Notes, will equal the greater of:

(a)	$0; and
(b)	Upside Participation Rate	×	$1,000	×	Average Basket Value – Initial Basket Value
Initial Basket Value

In the event there is only one Underlying Index in the Index Basket, the Basket Return Payment will be referred to in the relevant Terms Supplement as the “Index Return Payment.”

Upside Participation Rate:	As specified in the relevant Terms Supplement.

Initial Basket Value:	As specified in the relevant Terms Supplement. In the event there is only one Underlying Index in the Index Basket, the Initial Basket Value will be the Initial Index Value.

Strike Basket Value:	As may be specified in the relevant Terms Supplement. In the event there is only one Underlying Index in the Index Basket, the Strike Basket Value, if any, will be referred to in the relevant Terms

Supplement as the “Strike Index Value.”

Average Basket Value:

The Average Basket Value will be the arithmetic average of the Closing Basket Values (as determined by the calculation agent on each Determination Date). In the event there is only one Determination Date, the Average Basket Value will be the Final Basket Value. In the event there is only one Underlying Index in the Index Basket, the Average Basket Value will be referred to in the relevant Terms Supplement as the “Average Index Value.”

Closing Basket Value:

The Closing Basket Value for each Determination Date and each Target Growth Determination Date (if applicable) will be the sum of the Closing Index Ratios for each of the Underlying Indices (as calculated by the calculation agent) on such Determination Date or Target Growth Determination Date. In the event there is only one Underlying Index in the Index Basket, the Closing Basket Value for each Determination Date and each Target Growth Determination Date (if applicable) will be the Closing Index Value on such Determination Date or Target Growth Determination Date.

Closing Index Ratio:

The Closing Index Ratio for each of the Underlying Indices for each Determination Date and for each Target Growth Determination Date (if applicable) will be determined by the calculation agent by the following formula:

Initial Basket Value x Closing Index Value x Index Weight Initial Index Value

Closing Index Value:

The Closing Index Value for each Underlying Index will be the official closing value of such Underlying Index (as determined by the calculation agent) on any Trading Day, or any successor index published by such Underlying Index’s sponsor on that Trading Day. In certain circumstances, the Closing Index Value will be based on the alternative calculation of the Underlying Index described under “Specific Terms of the Notes—Discontinuance of or Adjustment to the Underlying Indices; Alteration of Method of Calculation.”

Initial Index Value:	The Initial Index Value for each Underlying Index will be the Closing Index Value for such Underlying Index (as determined by the calculation agent) on the Pricing Date.

Index Weight:	As specified for each Underlying Index in the relevant Terms Supplement.

Final Basket Value:

The Final Basket Value will be the Closing Basket Value (as determined by the calculation agent) on the final Determination Date. In the event there is only one Underlying Index in the Index Basket, the Final Basket Value will be referred to in the relevant Terms Supplement as the “Final Index Value.”

Determination Date(s):

As specified in the relevant Terms Supplement.
The Determination Date(s) and the Target Growth Determination Date(s) (if applicable) are subject to adjustment for non-Trading Days or market disruption events with respect to an Underlying Index as follows:

If any Determination Date or Target Growth Determination Date is not a Trading Day or if a market disruption event occurs on any such date with respect to an Underlying Index, such Determination Date or Target Growth Determination Date with respect to that Underlying Index will be the immediately succeeding Trading Day during which no market disruption event will have occurred with respect to that Underlying Index; provided that, with respect to any Underlying Index, if a market disruption event has occurred on each of the eight Trading Days immediately succeeding any scheduled Determination Date or Target Growth Determination Date, the calculation agent will determine the applicable Closing Index Value on such eighth succeeding Trading Day in accordance with the formula for calculating the value of the applicable Underlying Index last in effect prior to the commencement of the market disruption event, without rebalancing or substitution, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) on such eighth succeeding Trading Day of each security most recently comprising the applicable Underlying Index.

Trading Day:	A day, as determined by the calculation agent, on which trading is generally conducted on the relevant exchange(s) for securities underlying the applicable Underlying Index.

Pricing Date:	As specified in the relevant Terms Supplement.

Listing:	Unless otherwise specified in the relevant Terms Supplement, the Notes will not be listed on any securities exchange.

Book-Entry Registration:

The Notes will be evidenced by a single global note held by or on behalf of The Depository Trust Company. Registration of interests in and transfers of the Notes will be made only through its book-entry system. Subject to certain limited exceptions, holders will not be entitled to any certificate or other instrument from us or the depository evidencing the ownership thereof and no holder will be shown on the records maintained by the depository except through an agent who is a participant of the depository.

Status:

The Notes will be our direct, unsecured and unsubordinated contractual obligations and will constitute deposit liabilities which will rank equally in right of payment with all of our deposit liabilities, except for obligations preferred by mandatory provisions of law. The Notes will not be insured by the Canada Deposit Insurance Corporation or by the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality.

Terms Supplement and Index Supplement:

The specific terms of the Notes will be described in the relevant Terms Supplement and Index Supplement related to this Product Supplement No. IB-1. The terms described in that document will supplement those described here and in the accompanying prospectus and prospectus supplement. If the terms described in the relevant Terms Supplement or Index Supplement are inconsistent with those described here or in the accompanying prospectus or prospectus supplement, the terms described in the relevant Terms Supplement or Index Supplement will control.

INFORMATION TO BE PROVIDED IN THE RELEVANT TERMS SUPPLEMENT

The following terms of the Notes will be specified in the relevant Terms Supplement for such Notes:

•                  The Stated Maturity Date;

•                  The Target Growth Determination Date(s) (if any), the Target Growth Rates for any Target Growth Determination Dates and the Possible Target Redemption Dates (if any);

•                  The Coupon Payment Date(s) (if any), and the Coupon Rate for any Coupon Payment Dates;

•                  The Underlying Indices, their Initial Index Values, their Index Weights and historical Closing Index Values for each Underlying Index (information about each Underlying Index comprising the Index Basket will be provided in an Index Supplement related to the relevant Terms Supplement);

•                  The Upside Participation Rate;

•                  The Initial Basket Value or the Initial Index Value, as the case may be;

•                  The Strike Basket Value or the Strike Index Value, as the case may be (if applicable);

•                  The applicable Determination Date(s); and

•                  The Pricing Date.

QUESTIONS AND ANSWERS REGARDING THE NOTES

What are the Notes?

The Notes will combine certain features of debt and equity by offering a return of principal at maturity, the payment of Coupon Payments, if applicable, and the opportunity to earn an additional return based on the performance of an Index Basket.

The Notes will mature on the Maturity Date. The Notes will be issued in denominations of $1,000 or integral multiples of $1,000. Unless otherwise specified, all references to currency in this Product Supplement No. IB-1 and the related Terms Supplements are to U.S. dollars. The Notes will be our direct, unsecured and unsubordinated contractual obligations and will constitute deposit liabilities which will rank pari passu in right of payment with all of our deposit liabilities, except for obligations preferred by mandatory provisions of law. The Notes will not be insured by the Canada Deposit Insurance Corporation or by the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality.

Will I receive interest payments on the Notes?

The relevant Terms Supplement will indicate whether the Notes you are purchasing will include periodic interest payments or not.

What will I receive at maturity?

On the Maturity Date, we will pay you the full principal amount of your Notes plus the Basket Return Payment, if any, (plus the final Coupon Payment, if applicable). The Maturity Date will be the earlier of (i) the Stated Maturity Date and (ii) the Target Redemption Date, if applicable.  If the Target Redemption Date is applicable (as specified in the relevant Terms Supplement), it will be the first Possible Target Redemption Date, if any, on which the Cumulative Basket Return associated with such Possible Target Redemption Date equals or exceeds the Target Growth Rate applicable to such Possible Target Redemption Date (as specified in the relevant Terms Supplement).

The Target Growth Rate(s), the Target Growth Determination Date(s) and the Possible Target Redemption Date(s), if applicable, will be specified in the relevant Terms Supplement.  Each Possible Target Redemption Date will be the third business day following the applicable Target Growth Determination Date(s).

If applicable, the Cumulative Basket Return for each Possible Target Redemption Date will be determined on the Target Growth Determination Date associated with such Possible Target Redemption Date, and will equal:

(Closing Basket Value – Initial Basket Value)

Initial Basket Value

In the event there is only one Underlying Index in the Index Basket, the Cumulative Basket Return, if applicable, will be referred to in the relevant Terms Supplement as the “Cumulative Index Return.”

We will promptly announce any Target Redemption Date by issuing a press release.  In addition, prompt notice thereof will be given to The Depository Trust Company with a request to promptly forward such notice to beneficial holders of the Notes.

The formula for determining the Basket Return Payment will be determined based on the Maturity Date.  If the Maturity Date of the Notes is on a Target Redemption Date (prior to the Stated Maturity Date), the Basket Return Payment, per $1,000 principal amount of the Notes, will equal:

$1,000 x Target Growth Rate applicable to such Target Redemption Date.

Otherwise, if the Maturity Date of the Notes is the Stated Maturity Date:

(1) if the relevant Terms Supplement specifies a Strike Basket Value, then the Basket Return Payment, per $1,000 principal amount of Notes, will equal the greater of:

(a)	$0; and

(b)	Upside Participation Rate	×	$1,000	×	Average Basket Value – Strike Basket Value
Initial Basket Value

(2) if the relevant Terms Supplement does not specify a Strike Basket Value, then the Basket Return Payment, per $1,000 principal amount of Notes, will equal the greater of:

(a)	$0; and

(b)	Upside Participation Rate	×	$1,000	×	Average Basket Value – Initial Basket Value
Initial Basket Value

In the event there is only one Underlying Index in the Index Basket, the Basket Return Payment will be referred to in the relevant Terms Supplement as the “Index Return Payment”, the Initial Basket Value will be the Initial Index Value and the Strike Basket Value, if any, will be referred to in the relevant Terms Supplement as the “Strike Index Value.”

The Notes are principal protected, which means that the Basket Return Payment may not be less than zero and, on the Maturity Date, you will receive at least the full principal amount of your Notes (plus the final Coupon Payment, if applicable).

The Upside Participation Rate, the Initial Basket Value, the Strike Basket Value (if applicable) and the Determination Date(s) will be specified in the relevant Terms Supplement.

The Average Basket Value will be the arithmetic average of the Closing Basket Values (as determined by the calculation agent on each Determination Date), as calculated by the calculation agent on the final Determination Date.  In the event there is only one Determination Date, the Average Basket Value will be the Final Basket Value.  The Determination Date(s) and the Target Growth Determination Date(s) (if applicable) will be subject to adjustment for non-Trading Days, and a determination of a Closing Index Value or the Closing Basket Value required to be made on a Determination Date or a Target Growth Determination Date (as the case may be) may be postponed due to a market disruption event as described in “Specific Terms of the Notes—Market Disruption Event.”  In the event there is only one Underlying Index in the Index Basket, the Average Basket Value will be referred to in the relevant Terms Supplement as the “Average Index Value.”

The Closing Basket Value for each Determination Date and each Target Growth Determination Date (if applicable) will be the sum of the Closing Index Ratios for each of the Underlying Indices (as calculated by the calculation agent) on such Determination Date or Target Growth Determination Date.  In the event there is only one Underlying Index in the Index Basket, the Closing Basket Value for each Determination Date and each Target Growth Determination Date (if applicable) will be the Closing Index Value on such Determination Date or Target Growth Determination Date.  The Final Basket Value will be the Closing Basket Value (as determined by the calculation agent) on the final Determination Date.  In the event there is only one Underlying Index in the Index Basket, the Final Basket Value will be referred to in the relevant Terms Supplement as the “Final Index Value.”

The Closing Index Ratio for each of the Underlying Indices for each Determination Date and for each Target Growth Determination Date (if applicable) will be determined by the calculation agent by the following formula:

Initial Basket Value x  Closing Index Value x Index Weight
          Initial Index Value

The Closing Index Value for each Underlying Index will be the official closing value of such Underlying Index (as determined by the calculation agent) on any Trading Day, or any successor index published by such Underlying Index’s sponsor on that Trading Day.  In certain circumstances, the Closing Index Value will be based on the alternative calculation of the Underlying Index described under “Specific Terms of the Notes—Discontinuance of or Adjustment to the Underlying Indices; Alteration of Method of Calculation.”  The determination of a Closing Index Value may be postponed as described in “Specific Terms of the Notes—Market Disruption Event.”  The Initial Index Value for each Underlying Index will be the Closing Index Value for such Underlying Index (as determined by the calculation agent) on the Pricing Date (as specified in the relevant Terms Supplement).

The Index Weight for each Underlying Index will be specified in the relevant Terms Supplement.

Where can I find specific information about the terms of the Notes?

The specific terms of the Notes will be described in the relevant Terms Supplement related to this Product Supplement No. IB-1 and information on the Underlying Indices comprising the Index Basket for specific Notes will be provided in an Index Supplement related to the relevant Terms Supplement.  The terms described in those documents will supplement those described here and in the accompanying prospectus and prospectus supplement.  If the terms described in the relevant Terms Supplement are inconsistent with those described here or in the accompanying prospectus or prospectus supplement, the terms described in the relevant Terms Supplement will control.

What about United States federal income taxes?

For United States federal income tax purposes, the Notes are classified as debt instruments that provide for contingent interest. Under the rules applicable to debt instruments that provide for contingent interest, you generally will be required to include interest income each year you hold the Notes, regardless of whether a Coupon Payment is made on the Notes.  Additionally, because the Notes will be classified as debt instruments that provide for contingent interest, you generally will be required to recognize ordinary income on the gain, if any, realized on a sale or other disposition, or upon maturity, of the Notes.  See “U.S. Federal Income Tax Considerations” in the relevant Terms Supplement, as well as the discussion under “Supplemental U.S. Federal Income Tax Consequences” in this Product Supplement No. IB-1.

Notice Pursuant to I.R.S Circular 230. This discussion is not intended or written by CIBC or by its counsel to be used, and cannot be used, by any person for the purpose of avoiding tax penalties that may be imposed under U.S. tax laws. This discussion is provided to support the promotion and marketing by CIBC of the Notes. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor concerning the potential tax consequences of an investment in Notes.

Will the Notes be listed on a securities exchange?

The Notes will not be listed on any securities exchange unless otherwise specified in the relevant Terms Supplement.  A liquid trading market may not be available for the Notes. Accordingly, you should be willing to hold your investment in the Notes until the Maturity Date. You should review the section entitled “Risk Factors—Secondary trading may be limited.”

Who should invest in the Notes?

The Notes are not suitable for all investors. The Notes might be considered by investors who are willing to forego market interest payments, such as floating interest rates paid on a conventional debt security with a comparable credit rating in return for the possibility of earning a return if the Basket Return Payment is greater than zero and Coupon Payments, if applicable.

You should carefully consider whether the Notes are suited to your particular circumstances before you decide to purchase them. In addition, we urge you to consult with your investment, legal, accounting, tax and other advisors with respect to any investment in the Notes.

What are some of the risks in owning the Notes?

Investing in the Notes involves a number of risks. We have described the most significant risks relating to the Notes under the heading “Risk Factors” in this Product Supplement No. IB-1 and in the accompanying prospectus supplement, which you should read before making an investment in the Notes.

RISK FACTORS

An investment in the Notes is subject to the risks described below as well as described beginning on page S-2 of the accompanying prospectus supplement. The Notes are a riskier investment than ordinary debt securities. You should carefully consider whether the Notes are suited to your particular circumstances.

The terms of the Notes will differ from those of conventional debt securities.

The terms of the Notes will differ from those of conventional debt securities in that all or a portion of your return on your investment in the Notes will be based on the performance of an Index Basket rather than a stated interest rate.  Depending on the performance of the Underlying Indices in the Index Basket, the return on your investment in the Notes may be less than the amount you would have received on a conventional fixed or floating rate debt security.

The Notes may not pay more than the principal amount, and accrued and unpaid interest, if applicable, at maturity.

It is possible that one or more of the Underlying Indices may not increase over the relevant period, or, even if one or more of the Underlying Indices does increase, that the Basket Return Payment will not exceed zero (if the Maturity Date is the Stated Maturity Date). If the Basket Return Payment does not exceed zero, the amount of the Basket Return Payment paid on the Maturity Date will be zero. Consequently, you may receive only the full principal amount of your Notes (plus the final Coupon Payment, if applicable) at maturity.

Changes in the values of one or more of the Underlying Indices may offset each other.

If there is more than one Underlying Index in the Index Basket, value movements in the Underlying Indices may not correlate with each other. At a time when the value of one or more of the Underlying Indices increases, the value of one or more of the other Underlying Indices may not increase as much or may even decline in value. Therefore, in calculating the Basket Return Payment, increases in the value of one or more of the Underlying Indices may be moderated, or wholly offset, by lesser increases or declines in the value of one or more of the other Underlying Indices.

You cannot predict the future performance of any of the Underlying Indices or of an Index Basket as a whole, or whether increases in the levels of any of the Underlying Indices will be offset by decreases in the levels of other Underlying Indices, based on their historical performances. In addition, in determining the Basket Return Payment on the Stated Maturity Date, there can be no assurance that the Average Basket Value will be greater than the Initial Basket Value or Strike Basket Value (if applicable). If the Basket Return Payment is not greater than zero, you will receive at maturity only the principal amount of the Notes (plus the final Coupon Payment, if applicable).

The appreciation potential of the Notes will be limited if the Upside Participation Rate is less than 100%.

If the Upside Participation Rate is less than 100%, the appreciation potential of the Notes will be limited to that percentage in the calculated appreciation of the Index Basket.  For example, if the Upside Participation Rate is 80%, the appreciation potential of the Notes is limited to 80% of the calculated appreciation in the Index Basket.  Therefore, your return may be less than the return you would have otherwise received if you had invested directly in the Index Basket or the stocks underlying the Index Basket.

Owning the Notes may not be the same as owning the Underlying Index stocks or a security directly linked to the performance of the Underlying Indices.

The return on your Notes may not reflect the return you would realize if you actually owned the common stocks comprising the Underlying Indices in the Index Basket, or a security directly linked to the performance of the Underlying Indices and held such investment for a similar period because:

•                  as more fully described in the next risk factor, the return will be calculated based on the average of the Closing Basket Values over the applicable Determination Dates;

•                  at a minimum, you will receive the full principal amount of your Notes if the Notes are held to maturity; and

•                  the value of the Underlying Indices is calculated in part by reference to the prices of the Underlying Indices’ stocks without taking into consideration the value of dividends paid on those Underlying Indices’ stocks.

You will not receive any dividends that may be paid on any of the Underlying Indices’ stocks by the Underlying Indices’ stock issuers. In addition, as an owner of the Notes, you will not have voting rights or any other rights that holders of the Underlying Indices’ stocks may have.

In the event there is more than one Determination Date, the Average Basket Value may be less than the Closing Basket Value on the final Determination Date of the

Notes or may be less than the Closing Basket Value on any Determination Date during the term of the Notes.

Because the Average Basket Value will be calculated based on the Closing Basket Values as calculated on each Determination Date, the Closing Basket Value on the final Determination Date or at other times during the term of the Notes could be higher than the Average Basket Value. This difference could be particularly large if there is a significant increase in the Closing Basket Values during the latter part of the term of the Notes or if there is significant volatility in the Closing Basket Values during the term of the Notes.

For example, if Closing Basket Values decline or remain relatively constant during the early periods of the term of the Notes, and then significantly increase above the Initial Basket Value in the time periods just prior to maturity, the Average Basket Value may be significantly lower than the Closing Basket Value on the final Determination Date. This is because the Average Basket Value will be based on the Closing Basket Values on each Determination Date. Similarly, if Closing Basket Values steadily increase during early periods of the term of the Notes and then steadily decrease back to the Initial Basket Value by the final Determination Date, the Average Basket Value could be significantly less than the Closing Basket Value at its peak, and more than the Closing Basket Value on the final Determination Date.

Calculating the Average Basket Value is not equivalent to using either the Closing Basket Value on the final Determination Date or the average daily Closing Basket Value over the entire period of measurement. Since each Determination Date is prior to the Stated Maturity Date, you will not have exposure to the actual performance of each Underlying Index over the term of the Notes. Instead, you will have exposure to the average of the performance of each Underlying Index on each Determination Date only.

There are risks associated with investments in securities indexed to the value of foreign equity securities.

The underlying stocks that constitute some of the Underlying Indices which may be included in an Index Basket have been issued by companies in various countries outside of the United States.  Investments in securities indexed to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

The maturity payment amount for the Notes will not be adjusted for changes in the values of foreign currencies against the U.S. dollar.

Although the stocks underlying some of the Underlying Indices included in an Index Basket may be traded in currencies other than the U.S. dollar, and the Notes, which will be linked to those Underlying Indices, are denominated in U.S. dollars, the maturity payment amount will not be adjusted for changes in the values of foreign currencies against the U.S. dollar. Changes in exchange rates, however, may reflect changes in the related foreign economies, as applicable, that in turn may affect the maturity payment amount for the Notes. The maturity payment amount will be based solely on the principal amount of the Notes plus the Basket Return Payment, if any (and the final Coupon Payment, if applicable).

You will be required to pay taxes on your Notes each year.

For United States federal income tax purposes, the Notes are classified as debt instruments that provide for contingent interest.  Under the rules applicable to debt instruments that provide for contingent interest, you generally will be required to include interest income each year you hold the Notes.  Additionally, because the Notes will be classified as debt instruments that provide for contingent interest, you generally will be required to recognize ordinary income on the gain, if any, realized on a sale or other disposition, or upon maturity, of the Notes.  See “U.S. Federal Income Tax Considerations” in the relevant Terms Supplement, as well as the discussion under “Supplemental U.S. Federal Income Tax Consequences” in this Product Supplement No. IB-1.

Notice Pursuant to I.R.S. Circular 230. This discussion is not intended or written by CIBC or by its counsel to be used, and cannot be used, by any person for the purpose of avoiding tax penalties that may be imposed under U.S. tax laws. This discussion is provided to support the promotion and marketing by CIBC of the Notes. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor concerning the potential tax consequences of an investment in Notes.

Adjustments to the Underlying Indices could adversely affect the value of the Notes.

The publisher of any Underlying Index can add, delete or substitute the stocks underlying the Underlying Index, and can make other methodological changes required by certain events relating to the underlying stocks, such as stock dividends, stock splits, spin-offs, rights offerings and extraordinary dividends, that could change the value of the Underlying Index. Any of these actions could adversely affect the value of the Notes.

The publisher of any Underlying Index may discontinue or suspend calculation or publication of the Underlying Index at any time. In these circumstances, the calculation agent—which initially will be us—will have the sole discretion to substitute a successor Underlying Index that is comparable to the discontinued Underlying Index. We could have an economic interest that is different than that of investors in the Notes insofar as, for example, we are not precluded from considering indices that are calculated and published by us or any of our affiliates. If we determine that there is no appropriate successor index, on the following Determination Date(s) or Target Growth Determination Date(s), if applicable, the Closing Index Value for the affected Underlying Indices will be based on the closing prices of the stocks underlying the discontinued Underlying Index at the time of such discontinuance, without rebalancing or substitution, computed by us, as calculation agent, in accordance with the formula for calculating the Closing Index Value last in effect prior to discontinuance of the applicable Underlying Index.

Historical levels of the Underlying Indices should not be taken as an indication of the future performance of the Underlying Indices during the term of the Notes.

The trading prices of the Underlying Indices’ stocks will determine the level of each Underlying Index. As a result, it is impossible to predict whether the level of the Underlying Indices will rise or fall. Trading prices of the Underlying Indices’ stocks will be influenced by complex and interrelated political, economic, financial and other factors that can affect the markets in which the Underlying Indices’ stocks are traded, the values of the Underlying Indices’ stocks themselves and other equity securities.

Changes in our credit ratings may affect the value of the Notes.

Real or anticipated changes in our credit ratings may affect the trading value of the Notes. However, because your return on the Notes depends upon factors in addition to our ability to pay our obligations under the Notes, such as the percentage increase in the value of the Underlying Indices, trends in the movement of the Underlying Indices and the volatility of the Underlying Indices, an improvement in our credit ratings will not reduce the other investment risks related to the Notes.

Secondary trading may be limited.

Unless otherwise specified in the relevant Terms Supplement, the Notes will not be listed on any securities exchange.  There may be little or no secondary market for the Notes.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Notes easily.

CIBC World Markets Corp. intends to act as a market maker for the Notes, but is not required to do so.  Because we do not expect that other market makers will participate significantly in the secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which CIBC World Markets Corp. is willing to transact.  If at any time, CIBC World Markets Corp. is not acting as a market maker, it is likely that there would be little or no secondary market for the Notes.  Therefore, you should be willing to hold your Notes to maturity.  If you sell your Notes before maturity, you may have to do so at a substantial discount from the issue price, and as a result, you may suffer substantial losses.

We and our affiliates will have no affiliation with the publishers of the Underlying Indices and will not be responsible for their public disclosure of information.

We and our affiliates will not be affiliated with any of the publishers of the Underlying Indices in any way (except for any licensing arrangements discussed in the applicable Index Supplement). and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding their methods or policies relating to the calculation of the Underlying Index. If a publisher of an Underlying Index discontinues or suspends the calculation of its respective Underlying Index, it may become difficult to calculate the Closing Index Value of such Underlying Index on each Determination Date or Target Growth Determination Date (if applicable). In our role as calculation agent, we may designate a successor index if an Underlying Index is discontinued. If we determine that no successor Underlying Index comparable to the discontinued Underlying Index exists, we will calculate the Closing Index Values on each Determination Date in our role as calculation agent in accordance with the formula previously used to calculate the Closing Index Values, and we have the right to make adjustments or calculations we deem to be necessary to achieve an equitable result. See “Specific Terms of the Notes—Market Disruption Event” and “Specific Terms of the Notes—Discontinuation of or Adjustments to the Underlying Indices; Alteration of Method of Calculation.”

None of the publishers of the Underlying Indices will be involved in the offer of the Notes in any way and none of them will have any obligation to consider your interest as an owner of Notes in taking any actions that might affect the value of your Notes.

We will derive the information about each of the Underlying Indices in each Terms Supplement and Index Supplement from publicly available information, without independent verification. Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about any of the Underlying Indices which will be contained in such Terms Supplements and/or Index Supplements. You, as an investor in the Notes, should make your own investigation into the Underlying Indices and their publishers.

There are potential conflicts of interest between you and the calculation agent.

We will initially serve as the calculation agent. We will, among other things, determine the amount, if any, of the return paid out to you on the Notes at maturity, the Closing Index Values for each Underlying Index on each Determination Date and Target Growth Determination Date (if applicable), the Closing Basket Value for each Determination Date and Target Growth Determination Date (if applicable) and the Average Basket Value. For a description of our role as calculation agent, see “Specific Terms of the Notes—Role of the Calculation Agent.” In our role as calculation agent, we will exercise our judgment when performing our functions. For example, we may have to determine whether a market disruption event affecting the Underlying Indices’ stocks or one or more of the Underlying Indices has occurred or is continuing on a Determination Date or a Target Growth Determination Date (if applicable). Absent manifest error, all of our determinations in our role as calculation agent will be final and binding on you and us, without any liability on our part. You will not be entitled to any compensation from us for any loss suffered as a result of any of our determinations in our role as calculation agent.

Since these determinations by us as calculation agent may affect the market value of the Notes, we may have a conflict of interest if we need to make any such decision.

Hedging and trading activity by the calculation agent and its affiliates could potentially adversely affect the values of the Underlying Indices.

We or our affiliates expect to enter into hedging activities related to the Notes (and possibly to other instruments linked to the Underlying Indices or their component stocks), including trading in the stocks underlying the Underlying Indices as well as in other instruments related to the Underlying Indices. We or our affiliates may also trade the stocks underlying the Underlying Indices and other financial instruments related to the Underlying Indices on a regular basis as part of our general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the day we price the Notes for initial sale to the public could potentially increase the Initial Index Value of one or more of the Underlying Indices and, as a result, could increase the values at which the Underlying Indices must close on the Determination Date(s) before you receive a Basket Return Payment or before a Target Redemption Date (if applicable) occurs. Additionally, such hedging or trading activities during the term of the Notes could potentially affect the values of the Underlying Indices on the Determination Date(s) and, accordingly, the amount of cash you will receive at maturity.

We can postpone a determination of the Closing Basket Value on a Determination Date or a Target Growth Determination Date (if applicable) if a market disruption event with respect to one or more of the Underlying Indices occurs on such date.

In our role as calculation agent, we may postpone any determination of one or more of the Closing Index Values of the Underlying Indices if we determine that on the applicable Determination Date or Target Growth Determination Date (if applicable) for an Underlying Index, a market disruption event has occurred or is continuing with respect to such Underlying Index. If such a postponement occurs, in our role as calculation agent, we will determine the Closing Index Value for such Underlying Index on the first Trading Day after that date on which no market disruption event occurs or is continuing with respect to such Underlying Index. In no event, however, will the necessary determination be postponed for more than eight consecutive Trading Days immediately following the originally scheduled Determination Date or Target Growth Determination Date, as the case may be.

If a Determination Date or Target Growth Determination Date (as the case may be) for an Underlying Index is postponed to the last possible day, but a market disruption event occurs or is continuing with respect to such Underlying Index on that day, that day will nevertheless be the date on which the determination of the Closing Index Value will be made. In such an event, in our role as calculation agent, we will determine the Closing Index Value for the affected Underlying Index in accordance with the formula for determining the Closing Index Value in effect before the market disruption event. This determination may involve estimating the value of securities included in the Underlying Index.

A postponement of the determination of one or more of the Closing Index Values will postpone the determination of the relevant Closing Basket Value.  If the determination of the Closing Index Value for one or more of the Underlying Indices on the final Determination Date is postponed as a result of a market disruption event, the Stated Maturity Date of the Notes will be postponed until three business days after such last determination is made.  If a Target Growth Determination Date is postponed as a result of a market disruption event, the Possible Target Redemption Date associated with such Target Growth Determination Date will be postponed until three business days after such last determination is made.

USE OF PROCEEDS

Unless otherwise specified in the relevant Terms Supplement, the net proceeds we receive from the sale of the Notes will be used for general corporate purposes, which may include additions to working capital, investments in or extension of credit to our subsidiaries and the repayment of indebtedness, and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the Notes.

SPECIFIC TERMS OF THE NOTES

In this section, references to “holders” mean those who own the Notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Notes registered in street name or in the Notes issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the Notes should read the section entitled “Clearance and Settlement” in the accompanying prospectus supplement.

The Notes will be part of a series of debt securities that we may issue under the indenture, described in the accompanying prospectus supplement and prospectus, from time to time. This Product Supplement No. IB-1 summarizes certain financial and other terms that will apply to the Notes. Terms that apply generally to all equity linked notes are described in “Description of Notes—Equity-Linked Notes” in the accompanying prospectus supplement. The specific terms of the Notes will be described in the relevant Terms Supplement and Index Supplement related to this Product Supplement No. IB-1.  The terms described in that document will supplement those described in the accompanying prospectus supplement.  If the terms described in the relevant Terms Supplement or Index Supplement are inconsistent with those described in this Product Supplement No. IB-1, the accompanying prospectus or the accompanying prospectus supplement, the terms described in the relevant Terms Supplement or Index Supplement will control.

Please note that the information about the price to the public and our net proceeds in the relevant Terms Supplement relates only to the initial sale of the Notes. If you purchase the Notes in a secondary market transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the Notes in more detail below. Each of the indices comprising an Index Basket is referred to as an “Underlying Index” and collectively referred to as “Underlying Indices.”

Denominations

The Notes will be issued in denominations of $1,000 and integral multiples of $1,000.

Ranking

The Notes will be our direct, unsecured and unsubordinated contractual obligations and will constitute deposit liabilities which will rank pari passu in right of payment with all of our deposit liabilities, except for obligations preferred by mandatory provisions of law. The Notes will not be insured by the Canada Deposit Insurance Corporation or by the U.S. Federal Deposit

Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality.

Interest

As specified in the relevant Terms Supplement, certain Notes will make Coupon Payments on each Coupon Payment Date, however, some Notes will make no interest payments.  See the relevant Terms Supplement for details.

Payment at Maturity

On the Maturity Date you will receive a cash payment per Note equal to the full principal amount of the Note plus the Basket Return Payment, if any (plus the final Coupon Payment, if applicable).  The Maturity Date will be the earlier of (i) the Stated Maturity Date and (ii) the Target Redemption Date, if applicable.  If applicable (as specified in the relevant Terms Supplement), the Target Redemption Date will be the first Possible Target Redemption Date, if any, on which the Cumulative Basket Return associated with such Possible Target Redemption Date equals or exceeds the Target Growth Rate applicable to such Possible Target Redemption Date (as specified in the relevant Terms Supplement).

The Target Growth Rate, the Target Growth Determination Date(s) and the Possible Target Redemption Date(s), if applicable, will be specified in the relevant Terms Supplement.  Each Possible Target Redemption Date will be the third business day following the applicable Target Growth Determination Date.

The Cumulative Basket Return (if applicable) for each Possible Target Redemption Date will be determined on the Target Growth Determination Date associated with such Possible Target Redemption Date, and will equal:

(Closing Basket Value – Initial Basket Value)
Initial Basket Value

In the event there is only one Underlying Index in the Index Basket, the Cumulative Basket Return, if applicable, will be referred to in the relevant Terms Supplement as the “Cumulative Index Return.”

We will promptly announce any Target Redemption Date by issuing a press release.  In addition, prompt notice thereof will be given to The Depository Trust Company with a request to promptly forward such notice to beneficial holders of the Notes.

The Basket Return Payment will be determined based on the Maturity Date of the Notes.  If the Maturity Date of the Notes is on a Target Redemption Date (prior to the Stated Maturity Date), the Basket Return Payment, per $1,000 principal amount of the Notes, will equal:

$1,000 x Target Growth Rate applicable to such Target Redemption Date.

Otherwise, if the Maturity Date of the Notes is the Stated Maturity Date,

(1) if the relevant Terms Supplement specifies a Strike Basket Value, then the Basket Return Payment, per $1,000 principal amount of Notes, will equal the greater of:

(a)	$0; and

(b)	Upside Participation Rate	×	$1,000	×	Average Basket Value – Strike Basket Value
					Initial Basket Value

(2) if the relevant Terms Supplement does not specify a Strike Basket Value, then the Basket Return Payment, per $1,000 principal amount of Notes, will equal the greater of:

(a)	$0; and

(b)	Upside Participation Rate	×	$1,000	×	Average Basket Value – Initial Basket Value
					Initial Basket Value

In the event there is only one Underlying Index in the Index Basket, the Basket Return Payment will be referred to in the relevant Terms Supplement as the “Index Return Payment”, the Initial Basket Value will be the Initial Index Value and the Strike Basket Value, if any, will be referred to in the relevant Terms Supplement as the “Strike Index Value.”

The Notes are principal protected, which means that the Basket Return Payment may not be less than zero and, on the Maturity Date, you will receive at least the full principal amount of your Notes (plus the final Coupon Payment, if applicable).

The Upside Participation Rate, the Initial Basket Value, the Strike Basket Value (if applicable) and the Determination Date(s) will be specified in the relevant Terms Supplement.

The Average Basket Value will be the arithmetic average of the Closing Basket Values (as determined by the calculation agent on each Determination Date), as calculated by the calculation agent on the final Determination Date.  In the event there is only one Determination Date, the Average Basket Value will be the Final Basket Value.  In the event there is only one Underlying Index in the Index Basket, the Average Basket Value will be referred to in the relevant Terms Supplement as the “Average Index Value.”

If any Determination Date or Target Growth Determination Date (if applicable) is not a Trading Day or if a market disruption event occurs on any such date with respect to an Underlying Index, such Determination Date or Target Growth Determination Date (as the case may be) with respect to that Underlying Index will be the immediately succeeding Trading Day during which no market disruption event will have occurred with respect to that Underlying Index; provided that, with respect to any Underlying Index, if a market disruption event has occurred on each of the eight Trading Days immediately succeeding any of the scheduled Determination Dates or Target Growth Determination Dates, the calculation agent will determine the Closing Index Value for such Underlying Index on such eighth succeeding Trading Day in accordance with the formula for calculating the value of the applicable Underlying Index last in effect prior to the commencement of the market disruption event, without rebalancing or substitution, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) on such eighth succeeding Trading Day of each security most recently comprising the applicable Underlying Index.

The Closing Basket Value for each Determination Date and each Target Growth Determination Date (if applicable) will be the sum of the Closing Index Ratios for each of the Underlying Indices (as calculated by the calculation agent) on such Determination Date or Target Growth Determination Date.  In the event there is only one Underlying Index in the Index Basket, the Closing Basket Value for each Determination Date and each Target Growth Determination Date (if applicable) will be the Closing Index Value on such Determination Date or Target Growth Determination Date.  The Final Basket Value is the Closing Basket Value on the final Determination Date.

The Closing Index Ratio for each of the Underlying Indices for each Determination Date and for each Target Growth Determination Date (if applicable) will be determined by the calculation agent by the following formula:

Initial Basket Value x Closing Index Value x Index Weight
Initial Index Value

The Closing Index Value for each Underlying Index will be the official closing value of such Underlying Index (as determined by the calculation agent) on any Trading Day, or any successor index published by such Underlying Index’s sponsor on that Trading Day.  In certain circumstances, the Closing Index Value will be based on the alternative calculation of the Underlying Index described under “Specific Terms of the Notes—Discontinuance of or Adjustment to the Underlying Indices; Alteration of Method of Calculation.”  The Initial Index Value for each Underlying Index will be the Closing Index Value for such Underlying Index (as determined by the calculation agent) on the Pricing Date (as specified in the relevant Terms Supplement).

The Index Weight for each Underlying Index will be specified in the relevant Terms Supplement.

Business Day

A business day is a day that is not a day on which banking institutions in New York City are authorized or required by law to close. If the Maturity Date or a Coupon Payment Date is not a business day, we will make the payment scheduled to be made on that date on the next succeeding business day, but we will not pay any interest on that payment during the period from and after the scheduled Maturity Date or Coupon Payment Date.

Trading Day

A day, as determined by the calculation agent, on which trading is generally conducted on the relevant exchange(s) for securities underlying the applicable Underlying Index.

Maturity Date

The Maturity Date will be the earlier of (i) the Stated Maturity Date and (ii) the Target Redemption Date, if applicable.  The Stated Maturity Date will be specified in the relevant Terms Supplement. The Stated Maturity Date or a Target Redemption Date may be extended if the final Determination Date or the relevant Target Growth Determination Date (as the case may be) is postponed as a result of a market disruption event or otherwise. In that case, the Maturity Date will be the third business day following the latest final Determination Date with respect to any Underlying Index so postponed or the relevant Target Growth Determination Date (if a Target Redemption Date occurs).

Market Disruption Event

The determination of the Closing Index Value for any Underlying Index on any Determination Date or Target Growth Determination Date (if applicable) may be postponed if the calculation agent determines that, on that Determination Date or Target Growth Determination Date, as the case may be, a market disruption event has occurred or is continuing with respect to such Underlying Index. If such a postponement occurs, the Determination Date or Target Growth Determination Date for such Underlying Index will be the first Trading Day on which no market disruption event occurs or is continuing with respect to that Underlying Index.

If a market disruption event with respect to any Underlying Index continues for eight consecutive scheduled Trading Days after the originally scheduled Determination Date or Target Growth Determination Date for such Underlying Index, then the eighth Trading Day after that date will be deemed to be the Determination Date or Target Growth Determination Date (as the case may be) for such Underlying Index, and the Closing Index Value will be determined by the calculation agent in accordance with the formula for and method of calculating the closing value of the applicable Underlying Index last in effect prior to the commencement of the market disruption event, without rebalancing or substitution, using the closing price on such eighth succeeding Trading Day of each security most recently comprising the applicable Underlying Index. If trading in the relevant securities has been materially suspended or materially limited, the calculation agent will estimate, in good faith, the closing price of such security as of that date.

A “market disruption event” means, with respect to any Underlying Index, an “early closure” or the occurrence or existence of a “trading disruption” or an “exchange disruption,” which in either case the calculation agent determines is material, at any time during the one hour period that ends at the time such Underlying Index is to be valued.

•                  “Early closure” with respect to any Underlying Index means the closure on a Trading Day of the relevant exchanges of the securities that then comprise 20 percent or more of such Underlying Index (or any exchanges or quotation systems on which the calculation agent determines trading has a material effect on the overall market for options and futures contracts relating to such Underlying Index) prior to their scheduled closing time unless such earlier closing time is announced by such exchanges at least one hour prior to the earlier of (a) the actual closing time for the regular trading session on such exchanges on such day and (b) the submission deadline for orders to be entered into the relevant exchanges for execution at the valuation time on such day.

•                  A “trading disruption” with respect to any Underlying Index is (a) any suspension of or limitation imposed on trading by the relevant exchanges (or any exchanges or quotation systems on which the calculation agent determines trading has a material effect on the overall market for options and futures contracts relating to such Underlying Index) or otherwise and whether by reason of movements in price exceeding limits permitted by the relevant exchange or related exchange or otherwise (1) on any relevant exchanges relating to securities that then comprise 20 percent or more of the level of such Underlying Index, or (2) in futures or options contracts relating to such Underlying Index on any exchanges or quotation systems on which the calculation agent determines trading has a material effect on the overall market for Underlying Indices options and futures contracts, or (b) any event, circumstance or cause (whether or not reasonably foreseeable) beyond the reasonable control of us or any person that does not deal at arm’s length with us which has or will have a material adverse effect on the ability of equity dealers generally to place, maintain or modify hedges of positions in respect of such Underlying Index.

•                  An “exchange disruption” with respect to any Underlying Index is any event (other than an early closure) that disrupts or impairs (as determined by the calculation agent) the ability of market participants in general (a) to effect transactions in, or obtain market values for, securities that then comprise 20 percent or more of the level of such Underlying Index on the relevant exchanges, or (b) to effect transactions in, or obtain market values for, futures or options contracts relating to such Underlying Index on any relevant exchange.

For the purposes of determining whether a “market disruption event” has occurred with respect to an Underlying Index, the relevant contribution of a component security to the level of an Underlying Index will be based on a comparison of (x) the portion of the level of such Underlying Index attributable to that component security to (y) the overall level of such Underlying Index, in each case immediately before the market disruption event.

Optional Tax Redemption

We will have the right to redeem the Notes in the circumstances described under “Description of Notes—Redemption and Repayment of Notes—Tax Redemption” in the accompanying prospectus supplement. If we exercise this right, the redemption price of the Notes will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic positions.

Discontinuance of or Adjustments to the Underlying Indices; Alteration of Method of Calculation

If a particular Underlying Index is calculated and announced by a successor index sponsor acceptable to us, or if a particular Underlying Index is replaced by a successor index using, as determined by the calculation agent, the same or a substantially similar formula for and method of calculation as used in the calculation of the Underlying Index, then we will deem that successor index to be an Underlying Index for the purposes of determinations pertaining to the Notes.

If an “Underlying Index adjustment event” (as defined below) occurs, then the calculation agent will determine if the Underlying Index adjustment event has a material effect on the potential amount payable under the Notes and, if so, the calculation agent will calculate the Closing Index Value using, instead of the published value for the affected Underlying Index, the Closing Index Value as of that Determination Date or Target Growth Determination Date (if applicable) and for all Determination Dates or Target Growth Determination Dates (as the case may be) after that determined by the calculation agent in accordance with the formula for and method of calculating the Underlying Index last in effect prior to the change, failure or cancellation, but using only those securities that comprised the Underlying Index immediately prior to that Underlying Index adjustment event.

If the calculation agent determines, in its sole discretion, that the calculations described in the previous paragraph will not achieve an equitable result or are impracticable, then the calculation agent may make such further calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the Underlying Index or such successor Underlying Index, as the case may be, as if the Underlying Index adjustment event had not occurred, and the calculation agent will calculate the Closing Index Value and the Initial Index Value, if necessary, with reference to the Underlying Index or such successor Underlying Index, as adjusted. Accordingly, if the method of calculating the Underlying Index or a successor Index is modified so that the level of such Underlying Index is a fraction of what it would have been if it had not been modified, then the calculation agent will adjust such Underlying Index in order to arrive at a level of the Underlying Index or such successor Underlying Index as if it had not been modified. We will notify you in a reasonable manner of any such adjustments or calculations.

An “Underlying Index adjustment event” occurs if (a) one of the Underlying Index sponsors announces, on or prior to any Determination Date or Target Growth Determination Date (if applicable), that it will make a material change in the formula for or the method of calculating its Underlying Index or in any other way materially modifies its Underlying Index (other than a modification prescribed in that formula or method to maintain such Underlying Index in the event of changes in constituent stock and capitalization and other routine events) or permanently cancels such Underlying Index and no successor Underlying Index exists or no longer calculates such Underlying Index or (b) one of the Underlying Indices sponsors fails, on any Determination Date or Target Growth Determination Date (if applicable), to calculate and announce its Underlying Index.

If, during the term of the Notes, any closing level published by one of the Underlying Index sponsors that is utilized for any calculation of amounts payable under the Notes is subsequently corrected and the correction is published by one of the Underlying Index sponsors, the calculation agent will determine the amount that is payable as a result of that correction, and, to the extent necessary, will adjust the terms of the amounts payable under the Notes to account for such correction; provided, that if any correction is made by one of the Underlying Index sponsors to the Closing Index Value for an Underlying Index on the final Determination Date or a Target Growth Determination Date which results in a Target Redemption Date, the calculation agent will make the adjustment described above as to the final Determination Date or such Target Growth Determination Date only if the correction is published by that particular Underlying Index sponsor within one scheduled Trading Day after the final Determination Date or such Target Growth Determination Date.

Manner of Payment and Delivery

Any payment on or delivery of the Notes at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in Wilmington, Delaware, but only when the Notes are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Role of the Calculation Agent

We will serve initially as the calculation agent. We may change the calculation agent after the original issue date of the Notes without notice. In our role as calculation agent, we will make all determinations regarding the Closing Index Values and Closing Basket Values on Determination Dates and Target Growth Determination Dates (if applicable), the occurrence of a Target Redemption Date (if applicable), the amount of the Basket Return Payment at maturity, market disruption events, extraordinary events, Trading Days, business days, the amounts payable in respect of your Notes and all other determinations in connection with the Notes. Absent manifest error, all of our determinations in our role as calculation agent will be final and binding on you and us, without any liability on our part. You will not be entitled to any compensation from us for any loss suffered as a result of any determinations we make in our role as calculation agent.

Governing Law

The Notes will be governed by the laws of the State of New York.

HEDGING

In anticipation of the sale of the Notes, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to the Underlying Indices and/or listed and/or over-the-counter options or futures on Underlying Indices stocks or listed and/or over-the-counter options, futures or exchange-traded funds on the Underlying Indices. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

•                  acquire or dispose of long or short positions of securities of issuers of the Underlying Indices stocks,

•                  acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the basket value or the value of the Underlying Indices stocks,

•                  acquire or dispose of long or short positions in listed or over-the-counter options, futures, or exchange-traded funds or other instruments based on the level of other similar market indices or stocks, or

•                  any combination of the above three.

We or our affiliates may acquire a long or short position in securities similar to the Notes from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the final Determination Date. That step may involve sales or purchases of Underlying Indices stocks, listed or over-the-counter options or futures on Underlying Indices stocks or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the basket value or Underlying Indices designed to track the performance of the Underlying Indices or other components of the U.S. equity market.

The hedging activity discussed above may adversely affect the market value of the Notes from time to time. See “Risk Factors” in the accompanying prospectus supplement for a discussion of these adverse effects.

SUPPLEMENTAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The discussion below supplements the discussion of U.S. federal income taxation in the accompanying prospectus and prospectus supplement. This discussion applies to you if you are a United States holder, you hold your Note as a capital asset for U.S. federal income tax purposes, and, unless otherwise indicated, you acquire your Note at the initial issue price in this offering. You are a United States holder if you are a beneficial owner of a Note and you are either:

•                                          a citizen or resident alien individual of the United States;

•                                          a corporation (including for this purpose any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof;

•                                          an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•                                          a trust (i) that is subject to the primary supervision of a court within the United States and under the control of one or more U.S. persons, or (ii) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States holder.

This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (referred to as the “Code”), U.S. Treasury regulations issued thereunder, and administrative and judicial interpretations thereof, all as of the date of this Product Supplement No. IB-1and all of which are subject to change, possibly with retroactive effect. This discussion is not a detailed description of the U.S. federal income tax consequences to you in light of your particular circumstances. Furthermore, this discussion may not provide a detailed description of the U.S. federal income tax consequences applicable to you if you are a taxpayer subject to special treatment under the U.S. federal income tax laws, such as:

•                                          a person subject to the alternative minimum tax;

•                                          an expatriate;

•                                          a financial institution;

•                                          an individual retirement or other tax-deferred account;

•                                          a dealer in securities or currencies;

•                                          a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•                                          a life insurance company;

•                                          a tax-exempt organization;

•                                          a person that holds the Notes as a hedge, a position in a “straddle” or as part of a “conversion” transaction for tax purposes; or

•                                          a person whose functional currency is not the U.S. dollar.

If a partnership (including for this purpose any other entity, whether or not created or organized in or under the laws of the United States, treated as a partnership for U.S. federal income tax purposes) holds the Notes, the tax treatment of a partner as a beneficial owner of a Note generally will depend upon the status of the partner and the activities of the partnership. Foreign partnerships are subject to special tax documentation requirements.

Any special U.S. federal income tax considerations relevant to a particular issue of Notes will be provided in the applicable Terms Supplement to this Product Supplement No. IB-1.

You should consult your own tax advisor concerning the particular U.S. federal income tax consequences to you resulting from your ownership of the Notes, as well as the consequences to you.

Notice Pursuant To I.R.S. Circular 230

Nothing in (a) the discussion under the heading “Supplemental U.S. Federal Income Tax Consequences,” (b) the discussion under the heading “United States Federal Income Taxation” in the accompanying prospectus supplement, or (c) the discussion under the heading “U.S. Federal Income Tax Considerations” in the applicable Terms Supplement to this Product Supplement No. IB-1 (such discussions collectively being the “Tax Discussion”) is intended or written by CIBC or by its counsel to be used, and cannot be used, by any person for the purpose of avoiding tax penalties that may be imposed under U.S. tax laws. The Tax Discussion is provided to support the promotion and marketing of the Notes by CIBC. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor concerning the potential tax consequences of an investment in Notes.

Interest Income

In the opinion of our counsel, Mayer, Brown, Rowe & Maw LLP, your Note will be treated as a debt instrument subject to the special tax rules governing contingent debt instruments for U.S. federal income tax purposes.

Under the contingent debt instrument rules, you will be required to take into account interest income on the Notes on a constant yield basis based on the comparable yield (which is described below), regardless of whether you use the cash or accrual method of tax accounting. As a result of the operation of these rules (as described below), you generally will be required to include interest income each year you hold the Notes, regardless of whether any payment is made on the Notes.

Operation of the Contingent Debt Instrument Rules

Under the contingent debt instrument rules, you will accrue an amount of ordinary interest income, as original issue discount for U.S. Federal income tax purposes, for each accrual period prior to and including the Maturity Date of the Notes that equals:

•                                          the product of (a) the adjusted issue price of the Notes as of the beginning of the accrual period and (b) the comparable yield to maturity of the Notes, adjusted for the length of the accrual period;

•                                          divided by the number of days in the accrual period; and

•                                          multiplied by the number of days during the accrual period that you held the Notes.

The initial issue price of the Notes generally will be the price at which we first offer the Notes pursuant to the applicable Terms Supplement to this Product Supplement No. IB-1 (and will be set forth in such Terms Supplement under the heading “U.S. Federal Income Tax Considerations”). The adjusted issue price of a Note is its issue price increased by interest previously accrued on the Note (determined without regard to any adjustments to interest accruals described below), and decreased by the amount of any projected payments previously made on the Notes. The comparable yield is the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to the Notes.  The comparable yield for the Notes will be set forth in the relevant Terms Supplement under the heading “U.S. Federal Income Tax Considerations”.  If the maturity date (for U.S. federal income tax purposes) or the comparable yield for the Notes were successfully challenged by the IRS, the redetermined term of the Notes or the Notes’ yield could be materially different from the maturity date (for U.S. federal income tax purposes) or the comparable yield provided by us. Moreover, the projected payment schedule, described below, could differ materially from the projected payment schedule provided by us.

The contingent debt instrument rules also require that we provide, solely for U.S. Federal income tax purposes, a schedule of the projected amounts of payments, which we refer to as projected payments, on the Notes. This schedule must produce the comparable yield. For U.S. Federal income tax purposes, you must use the maturity date, comparable yield and the projected payment schedule in determining interest accruals, and the adjustments thereto described below, in respect of the Notes, unless you timely disclose and justify your use of other estimates to the IRS.

Based on the comparable yield, if you are an initial holder that holds a Note to maturity, and you pay your taxes on a calendar year basis, you would generally have to include in income the amounts of interest income from the Note each year (subject to adjustment as discussed below) as set forth in the applicable Terms Supplement to this Product Supplement No. IB-1.  The projected payment schedule for a Note also will be set forth in the applicable Terms Supplement to this Product Supplement No. IB-1.

THE COMPARABLE YIELD AND THE PROJECTED PAYMENT SCHEDULE FOR THE NOTES ARE NOT DETERMINED FOR ANY PURPOSE OTHER THAN FOR THE DETERMINATION OF YOUR INTEREST ACCRUALS AND ADJUSTMENTS THEREOF IN RESPECT OF THE NOTES FOR U.S. FEDERAL INCOME TAX PURPOSES AND DO NOT CONSTITUTE A PROJECTION OR REPRESENTATION REGARDING THE ACTUAL AMOUNTS PAYABLE ON THE NOTES.

Adjustments to Interest Accruals

If a Note provides for Coupon Payments, and the amount of the Coupon Payment you receive in a taxable year with respect to a Note exceeds the amount of the projected payment for that taxable year, you will incur a “net positive adjustment” under the contingent debt instrument rules equal to the amount of such excess. You must treat any “net positive adjustment” as additional interest income for the taxable year. If a Note provides for Coupon Payments, and the amount of the Coupon Payment you receive in a taxable year with respect to a Note is less than the amount of the projected payment for that taxable year, you will incur a “net negative adjustment” under the contingent debt instrument rules equal to the amount of the difference. A “net negative adjustment” will reduce the amount of interest income you must include on the Notes for that taxable year.

If you purchase Notes for an amount other than their adjusted issue price, you may be required to make additional adjustments to the amount of interest you otherwise include in income with respect to the Notes, which adjustments would adjust your basis in the Notes. If you purchase Notes for an amount other than their adjusted issue price, you should consult your tax advisor regarding the application of those special rules.

Sale, Exchange or Retirement of a Note

You will recognize gain or loss upon the sale (which includes a redemption of the Notes on the Target Redemption Date, if applicable) or maturity of the Notes in an amount equal to the difference, if any, between the amount of cash you receive at such time and your adjusted basis in the Notes. In general, your adjusted basis in the Notes will equal the amount you paid for the Notes, increased by the amount of interest you previously accrued with respect to the Notes (in accordance with the comparable yield and the projected payment schedule for the Notes), decreased by the amount of any projected payments that have been previously scheduled to be made in respect of the Notes (without regard to actual amount paid) and increased or decreased by the amount of any positive or negative adjustment, respectively, that you are required to make if you purchase the Notes at a price other than their stated principal amount.

In addition, if you hold a Note at maturity, and the actual payment of cash you receive at maturity is greater or less than the payment at maturity reflected on the projected payment schedule, you will incur a net positive adjustment or net negative adjustment, respectively, equal to the amount of the excess or deficit. In the case of net positive adjustment, you will treat the adjustment as additional interest income for that taxable year. In the case of net negative adjustment, this adjustment will (a) reduce the amount of interest income on the Notes you included in income for that taxable year, and (b) to the extent of any excess after the application of (a), give rise to an ordinary loss to the extent of the amount of interest income on the Notes you included in income during prior taxable years.

Because the Notes are subject to the contingent debt instrument rules, any gain you recognize upon the sale or maturity of the Notes will be ordinary interest income. Any loss you recognize at such time will be ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of the Notes, and thereafter, capital loss. The deductibility of capital loss is subject to limitation.

Information Reporting and Backup Withholding

Please see the discussion under “United States Federal Income Taxation—Information Reporting and Backup Withholding” in the accompanying prospectus supplement for a description of the applicability of the information reporting and backup withholding rules to payments made on your Note. Please note, however, that the current rate of backup withholding is 28%.  This rate is scheduled to adjust for tax years after 2010.

SUPPLEMENTAL CANADIAN FEDERAL INCOME TAX CONSEQUENCES

The following summary describes certain of the principal Canadian federal income tax consequences generally applicable to a holder who purchases Notes at the time of their issuance and who at all relevant times, for purposes of the Income Tax Act (Canada) which we refer to as the “Act”, is neither resident nor deemed for any purpose to be resident in Canada, deals with CIBC at arm’s length, does not use or hold and is not deemed to use or hold the Note in carrying on a business in Canada and is not a non-resident insurer which carries on business partly in Canada and partly outside Canada. We refer to such holders as “non-resident holders”.

This summary is based on the Act and the regulations made thereunder (which we refer to as the “regulations”) in force on the date of this Product Supplement No. IB-1, all specific proposals (which we refer to as the “proposals”) to amend the Act and the regulations publicly announced prior to the date of this Product Supplement No. IB-1 by the Minister of Finance (Canada) and the administrative positions or assessing practices of the Canada Revenue Agency, formerly known as The Canada Customs and Revenue Agency (which we refer to as the “CRA”) as made publicly available prior to the date of this Product Supplement No. IB-1. Except for the proposals, this summary does not take into account or anticipate any changes to the law or the CRA’s administrative positions or assessing practices whether by legislative, governmental or judicial action, nor does it take into account provincial, territorial or foreign income tax legislation or considerations. This summary is not applicable to a holder that would be a “foreign affiliate” of a person resident in Canada for purposes of the Act.

This summary is of a general nature only, is not exhaustive of all Canadian federal income tax considerations and is not intended to be, nor should it be construed to be, legal or tax advice to any particular non-resident holder. Non-resident holders are advised to consult their own tax advisors with respect to their particular situations.

The discussion below supplements the Canadian federal income tax consequences described in the accompanying prospectus supplement and, if the discussion below is inconsistent with that contained in the prospectus supplement, the discussion below should supersede that contained in the prospectus supplement.

Based in part on an understanding of the CRA’s administrative practice, the payment by CIBC of the principal amount, the Basket Return Payment, if any, and the Coupon Payment, if applicable, on a Note to a non-resident holder will be exempt from Canadian non-resident withholding tax. Similarly, Canadian non-resident withholding tax should not apply to any amount paid to the non-resident holder as proceeds of disposition of the Note.

No other taxes on income (including taxable capital gains) will be payable under the Act by a non-resident holder in respect of the acquisition, holding, redemption or disposition of a Note.

CERTAIN ERISA CONSIDERATIONS

The discussion below is general in nature and is not intended to be all-inclusive. Any fiduciary of a Plan (as defined below) that is considering an investment in the Notes should consult with its legal advisors regarding the consequences of such investment.

Any prospective purchaser using “plan assets” of any “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or of any “plan” within the meaning of Section 4975 of the Code (each of the foregoing, a “Plan”) should consider the applicable fiduciary standards under ERISA, the Code and any other applicable law, including diversification and prudence requirements, before authorizing an investment in the Notes. In addition, ERISA and the Code prohibit a wide range of transactions involving the assets of a Plan and persons having specified relationships to such Plan (“parties in interest” under ERISA and “disqualified persons” under Section 4975 of the Code).

Governmental and certain church plans (each as defined under ERISA) are not subject to ERISA or Section 4975 of the Code but may be subject to substantially similar applicable laws or regulations. Any fiduciary of a governmental or church plan considering purchase of Notes should determine the need for, and the availability of, any exemptive relief under such laws or regulations.

We, or CIBC World Markets Corp., may be a party in interest or a disqualified person with respect to Plans that purchase Notes, as a result of various financial services (including trustee, custodian, investment management or other services) that we or an affiliate provide to such Plans. An investment in Notes by a Plan may give rise to a prohibited transaction in the form of a sale of property to, or an extension of credit by, an investing Plan. Consequently, before investing in the Notes, any person who is, or who is acquiring the Notes for, or on behalf of, a Plan must determine that the purchase, holding and disposition of the Notes will not result in a prohibited transaction or that a statutory or administrative exemption from the prohibited transaction rules of ERISA and Section 4975 of the Code is applicable to the purchase, holding and disposition of the Notes.

The statutory or administrative exemptions from the prohibited transaction rules under ERISA and Section 4975 of the Code which may be available to a Plan which is investing in the Notes include: (i) Prohibited Transaction Class Exemption (“PTCE”) 90-1, regarding investments by insurance company pooled separate accounts; (ii) PTCE 91-38, regarding investments by bank collective investment funds; (iii) PTCE 84-14, regarding transactions effected by “qualified professional asset managers”; (iv) PTCE 95-60, regarding investments by insurance company general accounts and (v) PTCE 96-23, regarding transactions effected by “in-house asset managers” (collectively referred to as the “Plan Investor Exemptions”). The Notes may not be acquired by any person who is, or who in acquiring such Notes is using the assets of, a Plan unless one of the Plan Investor Exemptions or another applicable exemption is available to the Plan, and all conditions of such exemption are satisfied.

The acquisition of the Notes by any person or entity who is, or who in acquiring such Notes is using the assets of, a Plan will be deemed to constitute a representation by such person or entity to us that the purchase, holding and disposition of the Notes is afforded exemptive relief from the prohibited transaction restrictions under ERISA and Section 4975 of the Code pursuant to the Plan Investor Exemptions or another applicable exemption. Any person or entity who is, or who in acquiring such Notes is using the assets of, a governmental or church plan will be deemed to constitute a representation by such person or entity to us that the acquisition, holding and disposition of such Notes is not prohibited by any federal, state or local laws or regulations applicable to such plan.

SUPPLEMENTAL PLAN OF DISTRIBUTION

In addition to our affiliate, CIBC World Markets Corp., we have appointed certain other dealers as our agents to solicit offers on a reasonable efforts basis to purchase the Notes. The agents are parties to the distribution agreement described in the “Plan of Distribution” in the accompanying prospectus supplement. The agents may also appoint subagents to purchase the Notes. The agents or their subagents will receive a commission as set forth in the applicable Terms Supplement.  Unless otherwise indicated in the relevant Terms Supplement, the agents will initially offer the Notes directly to the public at the public offering price set forth on the cover page of that Terms Supplement.  The agents may allow a concession to other dealers in the amount set forth on the cover page of the relevant Terms Supplement. After the initial offering of the Notes, the agents may vary the offering price and other selling terms from time to time.

The agents may purchase the Notes as principal at prices to be agreed upon at the time of sale. They may resell any Notes they purchase as principal at prevailing market prices, or at other prices, as the agents determine.

This Product Supplement No. IB-1 and the accompanying prospectus supplement may be used by CIBC World Markets Corp. or any of our other affiliates in connection with offers and sales of the Notes in secondary market transactions. A secondary market transaction is one in which CIBC World Markets Corp. or another of our affiliates resells a Note that it has previously acquired from another holder. A secondary market transaction in a particular Note occurs after the original sale of the Note. We describe secondary market transactions and other matters relating to the distribution of the Notes in the accompanying prospectus supplement and the accompanying prospectus under “Plan of Distribution.”

Unless we or any of the agents inform you in your confirmation of sale that your Note is being purchased in its original offering and sale, you may assume that you are purchasing your Note in a secondary market transaction.

You should rely only on the information incorporated by reference or provided in the relevant Terms Supplement,

the related Index Supplement, this Product Supplement No. IB-1, the accompanying prospectus supplement and accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in the relevant Terms Supplement, the related Index Supplement, this Product Supplement No. IB-1, the accompanying prospectus supplement and prospectus is accurate as of any date other than the date on the front of the document.

CIBC World Markets Corp. is our indirect wholly-owned subsidiary.  The agents will conduct each offering of the Notes in compliance with the requirements of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the “NASD”) regarding a NASD member firm’s distributing of notes of an affiliate. Neither the agents nor any dealer utilized in the initial offering of the Notes will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

In order to facilitate the offering of the Notes, the agents may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes or of any other notes the prices of which may be used to determine payments on the Notes. Specifically, the agents may overallot in connection with any offering of the Notes, creating a short position in the Notes for their own account. In addition, to cover overallotments or to stabilize the price of the Notes or of any other notes, the agent may bid for, and purchase, the Notes or any other notes in the open market. Finally, in any offering of the Notes through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the Notes in the offering if the syndicate repurchases previously distributed notes in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Notes above independent market levels. The agents are not required to engage in these activities, and may end any of these activities at any time.

TABLE OF CONTENTS

Product Supplement

PRODUCT SUPPLEMENT SUMMARY
INFORMATION TO BE PROVIDED IN THE RELEVANT TERMS SUPPLEMENT
QUESTIONS AND ANSWERS REGARDING THE NOTES
RISK FACTORS
USE OF PROCEEDS
SPECIFIC TERMS OF THE NOTES
HEDGING
SUPPLEMENTAL U.S. FEDERAL INCOME TAX CONSEQUENCES
SUPPLEMENTAL CANADIAN FEDERAL INCOME TAX CONSEQUENCES
CERTAIN ERISA CONSIDERATIONS
SUPPLEMENTAL PLAN OF DISTRIBUTION

Prospectus Supplement

SUMMARY
RISK FACTORS
ADDITIONAL RISKS
DESCRIPTION OF NOTES
HEDGING
CLEARANCE AND SETTLEMENT
UNITED STATES FEDERAL INCOME TAXATION
CANADIAN FEDERAL INCOME TAXATION
PLAN OF DISTRIBUTION
LEGAL MATTERS

Prospectus

ABOUT THIS PROSPECTUS
SUMMARY
WHERE YOU CAN FIND MORE INFORMATION
FORWARD-LOOKING STATEMENTS
CANADIAN IMPERIAL BANK OF COMMERCE
RATIO OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
CAPITALIZATION
DESCRIPTION OF THE DEBT SECURITIES
FORMS OF THE DEBT SECURITIES
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
ERISA MATTERS FOR PENSION PLANS AND INSURANCE COMPANIES
ENFORCEMENT OF LIABILITIES

Principal Protected Notes

(Based on the Value of a Basket of Equity Indices)

Product Supplement

May 17, 2006